                                                                   EXHIBIT 4.1



                               LOAN AGREEMENT

         THIS LOAN AGREEMENT entered into as of the 21st day of November, 1995, by and between GOODMARK FOODS, INC., a North Carolina corporation (the "Company"), and NationsBank, N.A., a national banking association with offices in Charlotte, North Carolina (the "NationsBank"), Wachovia Bank of North Carolina, N.A. , a national banking association with offices in Raleigh, North Carolina ("Wachovia"), and First Union National Bank of North Carolina, a national banking association with offices in Raleigh, North Carolina ("FUNB") (NationsBank, Wachovia and FUNB are sometimes referred to herein individually as "Bank" and collectively as "Banks").

                                 WITNESSETH:

         WHEREAS, the Company has requested that the Banks extend to the Company Revolving Credit Facilities in the aggregate maximum principal amount of $30,000,000 (the "Revolving Credit Facilities") and Term Loan Facilities in the aggregate principal amount of $15,000,000 ("Term Loans").
         WHEREAS, the Banks have agreed to provide the Revolving Credit Facilities and Term Loans upon the terms and conditions set forth herein.
         NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:





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

1.       DEFINITIONS. For purposes hereof:
         (a) "Business Day" means a day upon which banks are open for the transaction of business of the nature required in this Agreement in Raleigh, North Carolina;
         (b) "Closing Date" means the date as of which this Agreement is executed by the Company and the Banks;
         (c) "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles, means that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the most recent preceding period except as to any changes required by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board;
         (d) "EBITDA" means the Company's earnings before deduction of interest expense, income taxes, depreciation and amortization for the preceding four quarters, as determined in accordance with Generally Accepted Accounting Principles consistently applied;
         (e) "Funded Debt" means the sum of (i) indebtedness for borrowed money, (ii) capital leases, (iii) standby letters of credit, excluding those letters of credit used to support the Company's self-insurance programs and
(iv) guaranty obligations;
         (f) "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of





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

the Financing Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;
        (g) "LIBOR" means, for any LIBOR Loan for any Interest Period therefore, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefore, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. As used in this Agreement, the following terms shall have the following meanings:
         (i) "Adjusted LIBOR" means, for any LIBOR Loan for any Interest Period therefore, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of

         1%) determined by the Banks to be equal to the quotient obtained by dividing (i) the LIBO Rate for such LIBOR Loan for such Interest Period by

                 (ii) 1 minus the Reserve Requirement for such LIBOR Loan for such Interest Period. "LIBOR Loans" means Loans that bear interest at rates based upon Adjusted LIBOR. With respect to any LIBOR Loan,
                          (A)     "Interest Period" means each period
commencing on the date such Loan is made or converted from a Loan of another type or the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Company may select, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for LIBOR Loans, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and any Interest Period which would otherwise extend beyond the termination date shall end on the termination date.





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

                              (B)  "Reserve Requirement" means, at any time, the
maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System in New York City with deposits exceeding one billion dollars against the case of LIBOR Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(i) any category of liabilities which included deposits by reference to which the Adjusted LIBOR is to be determined, or (ii) any category of extensions of credit or other assets which include fixed rate loans. Adjusted LIBOR shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.
         (h) "Loan Documents" means this Agreement and the Notes;
         (i) "Loans" means the Revolving Credit Facilities and the Term Loans and "Loan" means any of the Loans evidenced by one of the Notes;
         (j) "Tangible Net Worth" means, at any time, consolidated net stockholders' equity, determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis less good will, patents,





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trademarks, tradenames, copyrights and other related intellectual property rights;
         (k) "Notes" means the Revolving Credit Facility Notes and the Term Loan Notes;
         (l) "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof or any other entity;
         (m) "Revolving Credit Facility Notes" means the three promissory notes of the Company, for the Revolving Credit Facilities, substantially in the form of Exhibit A, dated as of the Closing Date payable to the order of FUNB, NationsBank and Wachovia, respectively, each in the original principal amount of $10,000,000, as well as any promissory note or notes issued by the Company in substitution, replacement, extension, renewal or amendment of any such promissory note or notes;
         (n) "Term Loan Notes" means the three promissory notes of the Company, for the Term Loans, substantially in the form of Exhibit B, dated as of the Closing Date payable to the order of FUNB, NationsBank and Wachovia, respectively, in the original principal amounts of $6,000,000, $6,000,000 and $3,000,000, as well as any promissory note or notes issued by the Company in substitution, replacement, extension, renewal or amendment of any such promissory note or notes;





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

         (o)     "Total Capitalization" means the sum of Net Worth and Funded
Debt;
         1.1 All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.
2.       AMOUNT AND TERMS OF THE LOANS.
         2.1      THE LOANS.
                  (a) Subject to the terms and conditions provided in this Agreement and in the Term Loan Notes, the Banks each agree to make the Term Loans to the Company on the Closing Date;
                  (b) Subject to the terms and conditions provided in this Agreement and in the Revolving Credit Facility Notes, the Banks each agree to make the Revolving Credit Facilities, and advances thereunder, available to the Company from the Closing Date.
         2.2       PURPOSE.
                  (a) The Company will use the proceeds of the Term Loans to refinance existing indebtedness.
                  (b) The Company will use the proceeds of the Revolving Credit Facilities for general corporate purposes, including capital expenditures, working capital and stock repurchases.





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

2.3       BORROWINGS.
          (a)     Borrowings under the Term Loans shall be made on the Closing
Date.
          (b) Borrowings under the Revolving Credit Facilities may be made from time to time, at the Company's request, from any Bank or Banks, pursuant to the procedure set forth in Section 2.7.
2.4       INTEREST RATES.
          (a) The Term Loans shall bear interest at the rate of six and one-half percent (6.5%) per annum.
          (b) Interest on borrowings under the Revolving Credit Facilities shall be at such rates as may be agreed upon, from time to time, by the Company and the Bank, provided, that the Company shall have the option to borrow under the Revolving Credit Facilities at a rate not to exceed the LIBOR rate plus the applicable margin indicated, based on the Company's Funded Debt/EBITDA ratio in the table below:

                                   Funded Debt/
                                     EBITDA                                        Margin
                                   ------------                                    ------
                  <               0.75                                        37.5   basis points
                  -
                  <               0.75 but < = 1.50                           50.0   basis points
                  <               1.50 but < = 2.25                           75.0   basis points
                  <               2.25 but < = 3.00                          100.0   basis points
                  <               3.00 but < = 3.50                          125.0   basis points

  (c) Upon the occurrence and continuance, beyond any applicable cure period, of an event of default, the Loans shall bear interest at the applicable rate plus two percent (2%).
2.5      FEES.
         (a) For the Term Loans, the Company shall pay a one time commitment fee to each Bank, on the Closing Date, equal to .125% of the original principal amount of the Bank's Term Loan Note;
         (b) For the Revolving Credit Facilities, the Company shall pay to each Bank an unused commitment fee equal to .10% on the daily average unused amount of such Bank's Revolving Credit Facility Note for each calendar quarter, using a 360 day base. This fee will be calculated and paid (in arrears) on a calendar quarter basis, with quarterly settlement dates of March 31, June 30, September 30, and December 31, commencing with the quarter ending December 31, 1995.
         (c) The Company will pay all reasonable fees and expenses (including legal fees) incurred by the Banks in connection with making the loans.
2.6      REPAYMENT.
         (a) Interest on the Term Loans shall be payable monthly, in arrears, with the principal balance and any accrued interest payable in full five (5) years from the Closing Date;





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

         (b) Loans under the Revolving Credit Facilities may be made on a fully revolving basis from the Closing Date. Interest shall be paid in arrears at the end of each Interest Period, or other agreed upon due date, but no less frequently than quarterly. The principal amount of borrowings for specified interest rate periods may not be prepaid, but such principal amount shall be due and payable at the end of such interest rate period. The principal balance and any accrued interest shall be payable in full five (5) years from the Closing Date.
         (c) In the event of a prepayment of the principal of the Term Loans, in whole or in part, such prepayment shall be accompanied by an additional amount deemed necessary by the Bank to compensate the Bank for any losses, costs or expenses which the Bank may incur as a result of such prepayment. Compensation due the Bank shall be determined in accordance with the following formula:

     PREPAYMENT COMPENSATION = (A - B) x C x D

A       =        The sum, determined as of the funding date of the Loan, of (i)
                 the Bond equivalent bid side yield of the U.S. Treasury Note with a maturity closest to the maturity of the fixed rate period as quoted by The Wall Street Journal (or other published source), plus (ii) the corresponding bid side market swap spread as determined by the Bank from quotes generally available in the interbank dealer market for interest rate swaps.





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

B       =        The sum, determined as of the prepayment date of the Loan, of
                 (i) the Bond equivalent bid side yield of the U. S. Treasury
                 Note with a maturity closest to the remaining maturity of the fixed rate period as quoted by The Wall Street Journal (or other published source), plus (ii) the corresponding bid side market swap spread as determined by the Bank from quotes generally available in the interbank dealer market for interest rate swaps.

C       =        Principal Amount Prepaid.

D       =        Number of days from the date of prepayment to the end of the fixed rate period divided by a year base of 360 days.

         As used herein, the "fixed rate period" shall be the period during which the applicable fixed rate is to remain in effect. In the event the amount determined as variable B above is greater than the amount determined as variable A above, no prepayment compensation shall be due hereunder. The determination of prepayment compensation due the Bank hereunder shall be made by the Bank in good faith using methodology as the Bank deems appropriate and customary under the circumstances and shall be conclusive absent manifest error.
         No prepayment of any Bank's Term Loan may be made without a corresponding pro-rata prepayment of the other Banks' Term Loans.
         (d) All payments required by, and any payment permitted under, this Section 2.6 shall be made in U.S. dollars, immediately available funds and made no later than 11:00 a.m. Raleigh time, without set off, defense or counterclaim.
         2.7 BORROWING PROCEDURE. The Company shall give each Bank prior telephonic or written notice of each borrowing under Section 2.3 (b). Not later than 2:00 p.m. (at the principal office) on the date specified for each borrowing hereunder, the Bank or Banks will make available the amount of the Loan to be made by it on such date to the Company by depositing the same, in immediately available funds, in an account of the Company (designated by the Company) maintained with such Bank at the principal office or as otherwise directed by the Company. Each borrowing notice shall be deemed to include the Company's representation and warranty that (i) the representations and warranties contained in Section 3 will be true and correct on the date of such borrowing and, (ii) no Default or Event of Default has occurred and is continuing, or will result from such borrowing.
         2.8 COMPUTATIONS. Interest and fees payable by the Company hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
         2.9     INCREASED COST AND REDUCED RETURN.
         (a) If on or after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or





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

regulation, or any change in the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental authority:
          (i) shall change the basis of taxation of any amounts payable to any Bank under this Agreement or the Notes in respect of any Loans (other than taxes imposed on the overall net income of the Banks by the jurisdiction in which the Banks have its principal office);
          (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the Reserve Requirement utilized in the determination of Adjusted LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, any Bank; or
          (iii) shall impose on any Bank or on the United States market or the London interbank market any other condition affecting this Agreement or the Note or any of such extensions or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to any Bank of making or maintaining any Loans or the reduce any sum received or receivable by any Bank under this Agreement or the Notes, then the Company shall pay to such Banks on demand such





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

amount or amounts as will compensate such Banks for such increased cost or reduction.
           (b) If any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof, by any governmental authority charged with interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, has or would have the effect of reducing the rate of return on the capital of any Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time upon demand the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.
           (c) A certificate of each Bank claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, each Bank may use any reasonable averaging and attribution methods.
           2.10. ILLEGALITY. Notwithstanding any other provision of this Agreement in the event that it becomes unlawful for any Bank to make, maintain, or fund LIBOR Loans hereunder, then such Bank





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

shall promptly notify the Company thereof and the Banks' obligations to make or Continue LIBOR Loans shall be suspended until such time as such Bank may again make, maintain, and fund LIBOR Loans and the Company shall, on the last day of the Interest Period for each outstanding LIBOR Loan (or earlier, if required by law), either prepay such Loans or convert such Loans into fixed rate loans.
            2.11. TAXES. (a) Any and all payments by the Company to or for the account of the Banks hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Banks, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which each Bank is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan Document to the Bank,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions,





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(iii)   the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and
(iv) the Company shall furnish to each Bank, at its address referred to in
Section 8, the original or a certified copy of a receipt evidencing payment thereof.
         (b) In addition, the Company agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
         (c) The Company agrees to indemnify the Bank for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
Section 2.11 paid by such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.
         3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:
                 (a)
                       (i) the Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of North Carolina;





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         (ii)    the Company has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which, by reason of the character of its business, it is required to qualify as a foreign corporation;
         (iii) the Company has the corporate power and authority to execute and perform this Agreement, to borrow hereunder and to execute and deliver this Agreement, the Notes and all other certificates, instruments and documents with respect to the indebtedness of the Company hereunder; and
         (iv) when executed and delivered, the Loan Documents will be valid and binding obligations of the Company enforceable in accordance with their respective terms;
    (b) the execution, delivery and performance of the Loan Documents;
         (i) have been duly authorized by all requisite corporate action of the Company required for the lawful creation and issuance thereof;
         (ii) do not violate any provisions of law, any order of any court or other agency of government or the charter documents or bylaws of the Company, or any provisions of any indenture, agreement or other instrument to which the

Company or the properties or assets of the Company are bound;
  (iii) will not be in conflict with, result in a breach of or constitute an event of default nor an event which, upon notice or lapse of time, or both, would constitute such an event of default under any indenture, agreement or other instrument to which the Company is a party;
  (iv) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company;
(c)
  (i) the Company has heretofore furnished the Bank with a balance sheet of the Company as of May 28, 1995, and the related statements of income and retained earnings for the fiscal year then ended. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis throughout the period involved; the balance sheet is complete and correct and presents fairly the financial position of the Company as of the date thereof; the statements of income and retained earnings and the notes thereto present fairly the results of the operation of the Company for the period indicated; and
          such balance sheet thereto shows all known and determinable direct liabilities of the Company as of the date thereof;
                (ii) since the date of the financial statements set forth in Section 3 (c) (i) hereinabove, and since the financial statements dated August 27, 1995, furnished to the Banks, there has been no material adverse change in the condition, financial or otherwise, of the Company nor have such business or properties been adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout combination of workers, flood, embargo, acts of God or by cancellation of loss of an major contract;
          (d) The Company has good and marketable fee simple title to all its properties and such properties are free and clear of mortgages, pledges, liens, charges, and all other encumbrances, except as disclosed in financial statements submitted by the Company to the Banks or otherwise disclosed in writing to the Banks.
          (e) except as set forth in Schedule 3(e) hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body now pending, or to the knowledge of the Company, threatened, against or affecting the Company or any properties or rights of the Company which, if adversely determined, would impair the right of the Company to carry on business substantially as now conducted or would materially adversely affect the financial condition, business or operations of the Company;
          (f)       the Company is not
                    (i) a party to any judgment, order, decree or any agreement or instrument or subject to corporate restrictions materially adversely affecting its business, properties or assets, operations or condition (financial or otherwise); or
                    (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party;
          (g) no part of the proceeds of any loan hereunder will be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry, any "margin securities" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. The Company is not engaged, as one of its important activities, in extending credit for the purpose of purchasing or carrying such margin stock. If requested by the Bank, the Company will furnish to the Bank in connection with any loan hereunder, a statement in conformance with the requirements of Federal

          Reserve Form U-1 referred to in Regulation U. In addition, no part of the proceeds of any loan hereunder will be used for the purchase of commodity future contracts (or margins therefore for short sales) for any commodity not required for the normal raw material inventory of the Company;
                  (h) the Company possesses all necessary patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights to conduct its business, without known conflict with any patent, license, trademark, tradename or copyrights of any other Person;
                  (i) none of the Loan Documents contains any misrepresentations or untrue statement of fact or omits to state a material fact necessary in order to make any such representation or statement contained therein not misleading;
                  (j) neither the nature of the Company nor any subsidiary nor of its business or properties, nor any relationship between the Company and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes is such as to equire a consent, approval or authorization of, or filing, registration or qualification with any governmental authority on the part of the Company as a condition of the execution and delivery of this Agreement or the Notes; and
                  (k) the Company has not incurred or assumed any liability for any accumulated unfunded deficiency within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") nor has it incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under such Act (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by the Company except as disclosed in the financial statements described in Section 3(c)(i) above. The Company will furnish to the Banks;

              (i) as soon as possible and in any event within 30 days after the Company or duly appointed administrator of a Plan knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Company setting forth details as to such Reportable Event and any action which the Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such Plan if such filing has been authorized;

              (ii) promptly after the filing thereof with the United States Department of Labor, the Internal Revenue Service or the PBGC copies of each annual report and other reports with respect to each Plan; and

                (iii) promptly after receipt thereof a copy of any notice the Company or any member of the Controlled Group may receive from the United States Department of Labor, the Internal Revenue Service or the PBGC with respect to any Plan; the terms "Plan" and "Reportable Event" are defined in Title IV of ERISA. The term "Controlled Group" is defined in Section 1563 of the Internal Revenue Code of 1954 as amended (the "Code");

         (l) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" within the meaning of, or otherwise regulated under, the Public Utility Holding Company Act of 1935, as amended;

         (m) The Company's obligations under the Loan Documents rank at least pari passu with its other obligations as a borrower;

         (n) All tax returns required to be filed by the Company in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon.

         4. Affirmative Covenants. The Company agrees that from the date hereof and until the Banks have received final payment in full of the principal and interest on the Notes and any other amounts due pursuant to this Agreement and the Banks are no longer obligated to lend hereunder, unless the Banks shall otherwise consent in writing, the Company will:
               (a) as soon as practical and in any event not later than ninety (90) days after the end of each fiscal year ending after the Closing Date, deliver to the Banks a financial report including a balance sheet of the Company as at the end of such fiscal year, and the notes thereto, and the related statements of income and stockholders' equity and the notes thereto and of cash flows from such fiscal year, setting forth in each case comparative financial statements for the corresponding period in the preceding year, all prepared in accordance with Generally Accepted Accounting Principles applied on a consistent Basis and containing, with respect to such financial reports an unqualified opinion of Deloitte & Touche (or of other independent certified public accountants selected by the Company and acceptable to the Banks);
               (b) as soon as practical and in any event not later than forty-five (45) days after the end of the first three fiscal quarters deliver to the Banks a financial report including a balance sheet of the Company as at the end of such quarterly period and the related statements of income and cash flows for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case comparative financial statements for the corresponding period in the preceding year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and approved by the chief financial officer of the Company as presenting fairly the financial condition of the Company;
                (c) together with each delivery of financial reports required by Sections 4(a) and 4(b) hereof, deliver to the Banks a statement signed by the chief financial officer of the Company setting forth a calculation as to compliance with the financial covenants contained in Sections 4(g), (h) and (i) and, setting forth that, to the best of his knowledge, the Company has kept, observed, performed, and fulfilled each and every agreement binding on it contained in the Loan Documents and is not at the time in default in the keeping, observance, performance, or fulfillment of any of the terms, provisions, and conditions of any of the Loan Documents and that no such event of default specified in Section 6(a) hereof, nor any event, which, upon notice or lapse of time or both, would constitute such an event of default, has occurred, or if such event of default exists or would occur, as the case may be, stating the nature thereof, the period of existence thereof, and what action the Company proposes to take with respect thereto;

                (d) promptly upon becoming available, deliver to the Banks a copy of all financial statements, reports' notices and proxy statements sent to stockholders;
                (e) promptly, from time to time, deliver to the Banks such other information regarding its operations, business affairs and financial condition as the Banks may reasonably request. The Banks are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Banks to any regulatory authority having jurisdiction over the Banks (or any of them) and entitled by law to such information;
                (f) together with each delivery of the financial statements required by Section 4(a) hereof, deliver to the Banks a letter of the Company's certified public accountants stating that in performing the examination necessary to render an opinion on the financial statements delivered therewith, they obtained no knowledge of any event of default by the Company in the fulfillment of the terms and provisions of the financial covenants contained in Sections 4 or 5 of this Agreement; and if the accountants have obtained knowledge of such an event of default a statement specifying, to the best of their knowledge, the nature and period of existence thereof;
                (g) maintain Tangible Net Worth of not less than $40,000,000, plus fifty percent (50%) of cumulative net income

        (excluding 100% net losses) reported quarterly beginning with the first quarter of the 1996 fiscal year and tested quarterly thereafter;
                (h)     maintain a Funded Debt to EBITDA ratio not to exceed
        3.50 to 1. 00, calculated as of the end of each fiscal quarter;
                (i) maintain a ratio of Funded Debt to Total Capitalization at all times of not more than .50 to 1.00;
                (j) maintain all personal property in good working order and condition and make all needed repairs, replacements and renewals as is necessary to conduct the business in accordance with prudent business practices;
                (k) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and any and all rights, franchises, licenses, trademarks and tradenames which are necessary in order to transact its business;
                (l) comply with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a lien against any of its property except liabilities being contested in good faith and against which, if requested by the Banks, reasonable reserves satisfactory to the Banks will be established;
                (m) at all times keep its insurable properties insured to such extent and against such risks, including, without limitation, public liability insurance, worker's compensation and other insurance required by law, as is customary with companies of comparable size in the same or similar business unless higher limits or other types of coverage are reasonably required by the Banks;
                (n) continue to conduct and operate its business substantially as conducted and operated by the Company during the present and preceding fiscal year;
                (o) preserve and protect its patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights and maintain all of its other properties and assets used or useful in the conduct of its business in good repair, working order and condition and from time to time cause to be made all proper replacements, betterments and improvements thereto;
                (p) keep true books of records and accounts in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, and in which full, true and correct entries will be made of all of its dealings and transactions;
                (q) permit any officer of any Bank designated in writing by the Bank, to visit and inspect any of its properties, corporate books, and financial records at such times as the Bank may reasonably request upon reasonable notice and during ordinary business hours;

                (r) upon the written request of any Bank, authorize any officer of the Bank to discuss its financial statements and financial affairs at any time from time to time with the Company's independent certified public accountants upon reasonable notice and during ordinary business hours;
                (s) deliver to the Banks forthwith, upon any officer of the Company obtaining knowledge of an event of default under the Loan Documents (and such officer being aware that such event was an event of default under the Loan Documents) or an event which would constitute such an event of default but for the requirement that notice be given or time elapse or both, a certificate of the chief financial officer of the Company specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto;
                (t) notify the Banks in writing within five (5) Business Days of the occurrence of any of the following with respect to the
        Company:
                        (i) the pendency or commencement of any material action, suit or proceeding at law or in equity wherein the opposing party seeks damages of more than $1,000,000 in each case and more than $5,000,000 in the aggregate;
                        (ii) any event or condition which shall constitute an event of default under this Agreement or any other agreement for borrowed money or any known or potential material change in this or any other contractual agreement;

                          (iii) any levy of an attachment, execution or other process against its assets;

                          (iv) any change in any existing agreement or contract which may material adversely affect its business or affairs, financial or otherwise.

         5. NEGATIVE COVENANTS. Without the prior written consent of the Banks, until payment in full of the Notes and until the Banks are no longer obligated to make Loans hereunder, the Company covenants that it will not:

                 (a) incur, create, assume, or permit to exist any mortgage, pledge, lien, charge, or other encumbrance of any nature whatsoever on any of its assets now or hereafter owned, other than

                          (i) tax liens which are being contested in good faith;

                          (ii) purchase money liens to secure indebtedness of up to $1 million in the aggregate outstanding at any time, provided such indebtedness is secured only by such assets as are being purchased;

                 (b) acquire, consolidate, merge or combine with any Person unless the Company is the surviving entity and immediately following the transaction, the Company is not in violation of this Agreement;

                 (c) sell, lease, transfer or otherwise dispose of all or a substantial part of its properties and assets to any Person (for the purpose of this Agreement, "substantial part" means assets having an aggregate net book value of more than $1,000,000.00) other than in the case of real property interests used for corporate offices or in the ordinary course of business;

                 (d) seek or permit dissolution or liquidation of the Company in whole or in part;

                 (e) guarantee directly or indirectly the obligations of any Person other than in the ordinary course of business;

                 (f) make any loans or advances to any Person except for short-term loans to officers or employees not to exceed $100,000.00 in the aggregate at any time;

                 (g) pay any dividends in any fiscal year in excess of 30% of the net income for the prior fiscal year;

                 (h) discount or sell any of its notes or accounts receivable;

                 (i) enter into any loan transaction with any bank or institutional lender (other than pursuant to this Agreement) which obligates or allows the Company to borrow amounts, in the aggregate, in excess of $1,000,000.00;

                 (j) create or permit to exist any subsidiaries, partnerships, joint ventures or make any substantial investment other than as permitted hereunder or in furtherance of the Company's snack food business; or

                 (k) incur non-capitalized lease or rental obligations with terms of twelve or more months in an aggregate amount exceeding $1,000,000.00 during any fiscal year.

         6.      EVENTS OF DEFAULT.

                 (a) The occurrence of any one or more of the following events shall constitute an event of default hereunder:

                          (i) the Company's failure to make payment when due of any installment of principal or interest as provided in the Notes;

                          (ii) the Company's failure to comply with any other terms and conditions in this Agreement within 10 days after the earlier to occur of (A) written notice from any Bank; or (B) an officer of the Company becoming aware of such violation;

                          (iii) if any representation or warranty made by the Company herein or in any certificate, statement or report heretofore or hereafter made shall be untrue in any material respect;

                          (iv)     in the event that the Company

                                   (A)      shall make an assignment for the
                          benefit of creditors; or

                                   (B)      has a petition initiating a
                          proceeding under any section or chapter of the Bankruptcy Code or its amendments, filed by or against the Company and, if against the Company, such petition is not set aside within forty-five (45) days after such filing; or

                                   (C)      shall file any proceedings for
                          dissolution or liquidation; or

                                   (D)      has a receiver, trustee or
                          custodian appointed for all or part of its assets; or

                                   (E)      seeks to make an adjustment,
                          settlement or extension of its debts with its creditors generally; or

                                   (F)      has a notice of an action for
                          enforcement of a lien filed or recorded or a judgment lien or execution obtained against it in excess of an aggregate of $1,000,000 which notice of lien is not removed, or satisfied or contested in good faith within ninety (90) days after any officer of the Company becomes are of such lien; or

                          (v) if the Company in the performance of any other agreement between it and any other lender defaults and such default is not cured within any applicable cure period; or

                          (vi) in the event of a change of control which shall mean the occurrence of any one or more of the following:

                                   (A)      the Company shall merge with or
                          into another corporation with the effect that the Persons who were the shareholders of the Company immediately prior to the effective time of such merger hold less than fifty-one percent (51%) of the combined voting power of the outstanding securities of the surviving corporation of such merger ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or

                                   (B)      the acquisition, whether directly
                          or indirectly, by any Person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the common stock of the Company shall have occurred.

                  (b) Upon the occurrence of any such event of default and unless the Banks agree to waive in writing such an event of default:

                          (i) the Banks shall have no further obligation to advance funds under the Revolving Credit Facilities;

                          (ii) all of the indebtedness of any and every kind owing by the Company to any Bank or a corporate affiliate of any Bank shall become due and payable upon written notice to the Company without the necessity of any other demand, presentment, protest or notice upon the Company, all of which are hereby expressly waived by the Company;

                          (iii) any Bank shall have the right, immediately and without further action or notice (any such notice being expressly waived by the Company), to set-off against the Notes all money owed by any of the Banks in any capacity to the Company, whether or not matured, and a Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such event of default even though such charge is made or entered on the books of such Bank subsequent thereto, irrespective of whether any Bank shall have made any demand under this Agreement or any of the Notes;

                          If any Bank shall, by exercising any right of set-off
                 or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, then such Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under the Notes. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note acquired pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

                          (iv) the Banks may exercise such other rights and remedies as may be provided in the Notes or as provided under the laws of North Carolina.

         7. CONDITIONS PRECEDENT TO LOANS. Prior to the Banks making the Loans, the Company will cause to be delivered to the Banks the following:

                 (a) the favorable written opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Company, dated as of the date hereof, addressed to the Banks:

                          (i)      confirming the accuracy of the
                 representations and warranties set forth in subsection 3 (a),
                 (b), (e) and (f) hereof;

                          (ii) confirming that this Agreement and the Notes are, or will be upon execution, valid and binding agreements enforceable in accordance with their respective terms;

                          (iii) to the effect that no registration with or consent or approval of other action by any Federal, State or other government authority or regulatory body is, or will be, required for the execution and delivery of this Agreement or the Notes; and

                          (iv) as to such other matters as the Banks may reasonably request.

                          The opinion delivered pursuant to this section with
                 respect to the enforceability of any instrument, may be made subject to (i) applicable bankruptcy, reorganization, insolvency and similar laws and to moratorium laws from time to time in effect and (ii) general principles of equity. As to matters of fact, such opinions may be qualified to the extent of the knowledge of such counsel based upon reasonable investigation;

                 (b) resolutions of the Company certified by its corporate secretary approving and adopting the Agreement and the Notes and authorizing the execution and delivery thereof;

                 (c)      the executed Agreement:

                 (d)      the executed Notes;

                 (e) certified copies of the Company's Articles of Incorporation and Bylaws;

                 (f) Certificate of Existence for the Company and certificate(s) of incumbency; and

                 (g) the Banks shall receive such other approvals, opinions, or documents as the Banks may reasonably request.

         8. NOTICE. Any notice shall be conclusively deemed to have been received by either part hereto and be effective on the day on which delivered to such party at the address set forth below or such other address as such party shall specify to the other party in writing, or if sent prepaid by certified or registered mail or by telegram or telex (where the receipt of such message is verified by return) on the third Business Day after the day on which mailed (or sent), addressed to such party at said address:

         (a)     if to the Company:

                 GoodMark Foods, Inc.
                 6131 Falls of Neuse Road
                 Raleigh, North Carolina 27609
                 Attention:  Chief Financial Officer

                 With a copy to:

                 Smith, Anderson, Blount, Dorsett,
                   Mitchell & Jernigan, L.L.P.

                 Post Office Box 2611
                 Raleigh, North Carolina 27602-2611
                 Attention:  Henry A. Mitchell, Jr., Esq.

         (b)     if to the Banks:

                 First Union National Bank
                   of North Carolina
                 600 First Union Capitol Center
                 Raleigh, North Carolina 27601
                 Attention:  G. Mendel Lay, Jr.

                 NationsBank, N.A.
                 100 North Tryon Street NC1-007-08-07
                 Charlotte, North Carolina 28255
                 Attention:  Gregory W. Powell

                 Wachovia Bank of North Carolina, N.A.
                 Post Office Box 27886
                 Raleigh, North Carolina 27611-7886
                 Attention:  Richard G. Protasewich

         9.      MISCELLANEOUS.

                 (a) No failure or delay on the part of the Banks in the exercise of any right, power or privilege hereunder or under the Notes shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                 (b) All covenants, agreements, representations, and warranties made herein and in the other Loan Documents shall survive the making by the Banks of the loans herein contemplated and the execution and delivery to the Banks of the Loan Documents and shall continue in full force and effect so long as any of the indebtedness of the Company to the Banks or any obligations of the Company to the Banks remain outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, provisions, and agreements by or on behalf of the Company which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Banks.

                 (c) No approval, decision, opinion, or action required by the Banks ("Approval") hereunder nor any waiver ("Waiver") of any provision of this Agreement or any other Loan Document, nor any consent to any departure by the Company therefrom ("consent") shall in any event be effective unless the same shall be delivered in accordance with the provisions of Section 8 hereof, and then such Approval, Waiver or Consent shall be effective only in the specific instance and for the purpose for which given, but any such Approval, Waiver or Consent when so signed shall be effective and binding only upon each signing Bank. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances.

                 (d) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 (e) Each Bank covenants and agrees that it will deliver to the Company at closing or promptly thereafter, the original promissory note or notes, listed under each Bank's respective name on
         Schedule 9(e), marked "PAID AND SATISFIED".

                 (f) The terms hereof shall extend to any subsequent holder of the Notes.

                 (g) All documents executed pursuant to the transactions contemplated herein, including without limitation this Agreement and the Notes, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of North Carolina.

                 (h) Expenses. The Company shall on demand pay or reimburse each Bank for paying (a) all reasonable costs and expenses of each Bank, including the fees and disbursements of counsel for each Bank, in connection with the administration of the Loan Documents, the preparation of any waiver or consent thereunder or any amendment thereof or any Default or alleged Default and (b) if an Event of Default occurs, all reasonable costs and expenses incurred by each Bank, including the actual fees and disbursements of counsel in connection with such Event of Default and collection, bankruptcy, insolvency, and other enforcement proceedings resulting therefrom.

                 (i) Indemnification. The Company agrees to indemnify each Bank and each affiliate thereof and their respective officers, directors employees, attorneys, and agents (each an "Indemnified Person") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses, including all fees and disbursements of counsel (collectively the "Indemnified Liabilities"), which directly or indirectly arise from or relate to any Loan Document or any of the transactions contemplated thereby, but excluding any of the foregoing to the extent caused by the negligence or willful misconduct of the Indemnified Person.

                 (j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Banks. The Banks may at any time and from time to time (a) grant participating interests in the Loans to any Person, and (b) assign all or any portion of their respective rights and/or obligations under the Loan Documents to any Person; provided, that the Banks may not grant participating interests in, or assign, their Loans to any Person (other than an affiliate of the Bank) without the prior written consent of the Company. All information provided by the Company to the

         Bank may be furnished by the Banks to their affiliates and to any actual or proposed assignee or participant.

                 (k) ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 (l) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

                 (m) Any act which the Company is prohibited from doing shall not be done through a subsidiary or by any other indirect means.

                 (n) All covenants, agreements, representations and warranties made herein and the documents delivered pursuant hereto shall survive the making by the Banks of the Loans and shall continue in full force and effect as long as any Notes are outstanding and unpaid.

                 (o) No modification, or amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the Company and all of the Banks.

                 (p) Any suit, action or proceeding against the Company with respect to this Agreement, the Notes or any judgment entered by any court in respect thereof, may be brought in the courts of the State of North Carolina, County of Wake, or in the United States courts located in the State of North Carolina as any Bank in its sole discretion may elect, and the Company hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Company hereby further irrevocably consents to the service of process in any suit, action, or proceeding in said court by the mailing thereof by any Bank by registered or certified mail, postage prepaid, to its address set forth in Section 8 hereof. The Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Note brought in the courts located in the State of North Carolina, County of Wake, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form.

                 (q) If any provision of this Agreement or any Note is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable, and the remaining provisions of such document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such document.

                 (r) Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the Banks and the Company, by their respective duly authorized officers, have executed this Agreement as of the day and year first above written.

                               FIRST UNION NATIONAL BANK
                                 OF NORTH CAROLINA

                               By: /s/ James T. Fain III
                                  -----------------------------
                                       Senior Vice President
                                  -----------------------------

                               NATIONSBANK, N.A.

                               By: /s/ Jan A. Schipper
                                  -----------------------------
                                   Mr. Jan A. Schipper
                                  -----------------------------
                                   Officer

                               WACHOVIA BANK OF NORTH CAROLINA, N.A.

                               By: /s/ Richard G. Protasewich
                                  -----------------------------
                                   Vice President
                                  -----------------------------

                               GOODMARK FOODS, INC.

                               By:    /s/ Paul L. Brunswick
                                  -----------------------------
                               Title: Vice President-Finance,
                                      Chief Financial Officer and
                                      Assistant Secretary

                                                                     EXHIBIT A
                        FORM OF REVOLVING CREDIT NOTE

$ __________________
                                                            November ___, 1995


     FOR VALUE RECEIVED, the undersigned, Goodmark Foods, Inc., a North Carolina corporation, hereby unconditionally promises to pay as provided in the Loan Agreement (defined below) to the order of [INSERT NAME OF BANK] (the "Bank"), the lesser of (a)_________________________________________________ DOLLARS
($_______) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the undersigned pursuant to the Loan Agreement ("Revolving Credit Loans"), in lawful money of the United States of America and in immediately available funds. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum specified in the Loan Agreement, until paid in full (both before and after judgment to the extent permitted by law). The holder of this Revolving Credit Note is hereby authorized to endorse the date, and amount of each Revolving Credit Loan made or converted by the Bank to the undersigned, the date and amount of each repayment of principal thereof, and, in the case of LIBOR Loans, the Interest Period (in each case, as defined in the Loan Agreement) with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that failure by any holder to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of the undersigned to make payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Loan Agreement.

         This Revolving Credit Note is one of the Revolving Credit Facility Notes referred to in the Loan Agreement dated as of November ____, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among the undersigned, the Bank, and the other Banks parties thereto, each of which is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The terms of the Loan Agreement are incorporated herein by reference.

         The undersigned hereby waives presentment for payment, demand, notice of nonpayment or dishonor and of protest and any notice required by law relative hereto, except to the extent as otherwise expressly provided for in the Loan Agreement.

         In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorney's fees, actually incurred, and all other costs and expenses of collection. Time is of the essence.

         Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable as provided therein, and the Bank shall have all other rights and remedies as provided in the Loan Agreement.

         This Revolving Credit Note shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.


                                       GOODMARK FOODS, INC.



                                       By:
                                               -----------------------
                                       Title:
                                               -----------------------
                                       Date:
                                               -----------------------

                                                                       EXHIBIT B

                               PROMISSORY NOTE

$ ________________                                           November ___, 1995


     FOR VALUE RECEIVED, the undersigned, Goodmark Foods, Inc., a North Carolina corporation (the "Company"), hereby promises to pay to the order of (INSERT
NAME OF BANK], the ("Bank"), at its principal office, in lawful money of the United States of America and in immediately available funds, the principal amount of ____________ Dollars ($_________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Bank to the Company under the Loan Agreement referred to below, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

         The books and records of the Bank shall be prime facie evidence of all amounts outstanding hereunder.

         This Note is the Note referred to in the Loan Agreement of even date herewith, between the Company and the Banks (such Loan Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Loan Agreement"), and evidences the Term Loan made by the Bank thereunder. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of the Term Loan prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement. The terms of the Loan Agreement are incorporated herein by reference.

         The undersigned hereby waives presentment for payment, demand, notice of nonpayment or dishonor and of protest and any notice required by law relative hereto, except to the extent as otherwise expressly provided for in the Loan Agreement.

         In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorney's fees, actually incurred, and all other costs and expenses of collection. Time is of the essence.

         This Note shall be governed by and construed in accordance with the laws of the State of North Carolina and the applicable laws of the United States of America.

                                  GOODMARK FOODS, INC.


                                  By:
                                         ---------------------------
                                  Title:
                                         ---------------------------
                                  Date:
                                         ---------------------------

                                SCHEDULE 9(e)

                  Promissory Notes Paid in Full at Closing

First Union National Bank of North Carolina

        Promissory Note in the original amount of $15,000,000 dated
        August 28, 1995 by GoodMark Foods, Inc. payable to the order of First Union National Bank of North Carolina.

NationsBank, N.A.

         Amended, Restated and Substituted Promissory Note (Revolving Credit
         Note) in the original principal amount of $15,000,000 dated May 28, 1995 by GoodMark Foods, Inc. payable to the order of NationsBank of North Carolina, N.A.

Wachovia Bank of North Carolina, N.A.

         Note in the original principal amount of $10,000,000 dated January 10, 1995 by GoodMark Foods, Inc. payable to the order of Wachovia Bank of North Carolina, N.A.

                             REVOLVING CREDIT NOTE


$10,000,000                                       November 21, 1995


         FOR VALUE RECEIVED, the undersigned, Goodmark Foods, Inc., a North Carolina corporation, hereby unconditionally promises to pay as provided in the Loan Agreement (defined below) to the order of First Union National Bank of North Carolina (the "Bank"), the lesser of (a) TEN MILLION DOLLARS ($10,000,000) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the undersigned pursuant to the Loan Agreement ("Revolving Credit Loans"), in lawful money of the United States of America and in immediately available funds. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum specified in the Loan Agreement, until paid in full (both before and after judgment to the extent permitted by law). The holder of this Revolving Credit Note is hereby authorized to endorse the date, and amount of each Revolving Credit Loan made or converted by the Bank to the undersigned, the date and amount of each repayment of principal thereof, and, in the case of LIBOR Loans, the Interest Period (in each case, as defined in the Loan Agreement) with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that failure by any holder to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of the undersigned to make payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Loan Agreement.

         This Revolving Credit Note is one of the Revolving Credit Facility Notes referred to in the Loan Agreement dated as of November 21, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among the undersigned, the Bank, and the other Banks parties thereto, each of which is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The terms of the Loan Agreement are incorporated herein by reference.

         The undersigned hereby waives presentment for payment, demand, notice of nonpayment or dishonor and of protest and any notice required by law relative hereto, except to the extent as otherwise expressly provided for in the Loan Agreement.

         In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorney's fees, actually incurred, and all other costs and expenses of collection. Time is of the essence.

         Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable as provided therein, and the Bank shall have all other rights and remedies as provided in the Loan Agreement.

         This Revolving Credit Note shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

                                GOODMARK FOODS, INC.


                                By:    /s/ Paul L. Brunswick
                                       ----------------------
                                Title: Vice President, CFO
                                       ----------------------
                                Date:  11/21/95
                                       ----------------------

                             REVOLVING CREDIT NOTE


$10,000,000                                                 November 21, 1995


  FOR VALUE RECEIVED, the undersigned, Goodmark Foods, Inc., a North Carolina corporation, hereby unconditionally promises to pay as provided in the Loan Agreement (defined below) to the order of NationsBank, N.A. (the "Bank"), the lesser of (a) TEN MILLION DOLLARS ($10,000,000) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the undersigned pursuant to the Loan Agreement ("Revolving Credit Loans"), in lawful money of the United States of America and in immediately available funds. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum specified in the Loan Agreement, until paid in full (both before and after judgment to the extent permitted by law). The holder of this Revolving Credit Note is hereby authorized to endorse the date, and amount of each Revolving Credit Loan made or converted by the Bank to the undersigned, the date and amount of each repayment of principal thereof, and, in the case of LIBOR Loans, the Interest Period (in each case, as defined in the Loan Agreement) with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that failure by any holder to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of the undersigned to make payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Loan Agreement.

  This Revolving Credit Note is one of the Revolving Credit Facility Notes referred to in the Loan Agreement dated as of November 21, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among the undersigned, the Bank, and the other Banks parties thereto, each of which is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The terms of the Loan Agreement are incorporated herein by reference.

  The undersigned hereby waives presentment for payment, demand, notice of nonpayment or dishonor and of protest and any notice required by law relative hereto, except to the extent as otherwise expressly provided for in the Loan Agreement.

  In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorney's fees, actually incurred, and all other costs and expenses of collection. Time is of the essence.

  Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable as provided therein, and the Bank shall have all other rights and remedies as provided in the Loan Agreement.

  This Revolving Credit Note shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

                                     GOODMARK FOODS, INC.

                                     By:     /s/ Paul L. Brunswick
                                            -----------------------
                                     Title:  Vice President CFO
                                            -----------------------
                                     Date:   11/21/95
                                            -----------------------

                             REVOLVING CREDIT NOTE


$10,000,000                                       November 21, 1995


  FOR VALUE RECEIVED, the undersigned, Goodmark Foods, Inc., a North
Carolina corporation, hereby unconditionally promises to pay as provided in the Loan Agreement (defined below) to the order of Wachovia Bank of North Carolina, N.A. (the "Bank"), the lesser of (a) TEN MILLION DOLLARS ($10,000,000) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the undersigned pursuant to the Loan Agreement ("Revolving Credit Loans"), in lawful money of the United States of America and in immediately available funds. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum specified in the Loan Agreement, until paid in full (both before and after judgment to the extent permitted by law). The holder of this Revolving Credit Note is hereby authorized to endorse the date, and amount of each Revolving Credit Loan made or converted by the Bank to the undersigned, the date and amount of each repayment of principal thereof, and, in the case of LIBOR Loans, the Interest Period (in each case, as defined in the Loan Agreement) with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that failure by any holder to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of the undersigned to make payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Loan Agreement.

  This Revolving Credit Note is one of the Revolving Credit Facility
Notes referred to in the Loan Agreement dated as of November 21, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among the undersigned, the Bank, and the other Banks parties thereto, each of which is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The terms of the Loan Agreement are incorporated herein by reference.

  The undersigned hereby waives presentment for payment, demand, notice of nonpayment or dishonor and of protest and any notice required by law relative hereto, except to the extent as otherwise expressly provided for in the Loan Agreement.

  In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorney's fees, actually incurred, and all other costs and expenses of collection. Time is of the essence.

         Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable as provided therein, and the Bank shall have all other rights and remedies as provided in the Loan Agreement.

         This Revolving Credit Note shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.


                                GOODMARK FOODS, INC.



                                By:     /s/ Paul L. Brunswick
                                       -------------------------------
                                Title:  Vice President CFO
                                       -------------------------------
                                Date:   11/21/95
                                       -------------------------------

                                PROMISSORY NOTE


$6,000,000                                          November 21, 1995


         FOR VALUE RECEIVED, the undersigned, Goodmark Foods, Inc., a North Carolina corporation (the "Company"), hereby promises to pay to the order of First Union National Bank of North Carolina, the ("Bank"), at its principal office, in lawful money of the United States of America and in immediately available funds, the principal amount of Six Million Dollars ($6,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Bank to the Company under the Loan Agreement referred to below, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

         The books and records of the Bank shall be prime facie evidence of all amounts outstanding hereunder.

         This Note is the Note referred to in the Loan Agreement of even date herewith, between the Company and the Banks (such Loan Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Loan Agreement"), and evidences the Term Loan made by the Bank thereunder. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of the Term Loan prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement. The terms of the Loan Agreement are incorporated herein by reference.

         The undersigned hereby waives presentment for payment, demand, notice of nonpayment or dishonor and of protest and any notice required by law relative hereto, except to the extent as otherwise expressly provided for in the Loan Agreement.

         In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorney's fees, actually incurred, and all other costs and expenses of collection. Time is of the essence.

         This Note shall be governed by and construed in accordance with the laws of the State of North Carolina and the applicable laws of the United States of America.



                                 GOODMARK FOODS, INC.


                                 By:       /s/ Paul L. Brunswick
                                         --------------------------
                                 Title:    Vice President CFO
                                         --------------------------
                                 Date:     11/21/95
                                         --------------------------

                                PROMISSORY NOTE


$6,000,000                                           November 21, 1995


        FOR VALUE RECEIVED, the undersigned, Goodmark Foods, Inc., a North Carolina corporation (the "Company"), hereby promises to pay to the order of NationsBank, N.A., the ("Bank"), at its principal office, in lawful money of the United States of America and in immediately available funds, the principal amount of Six Million Dollars ($6,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Bank to the Company under the Loan Agreement referred to below, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

        The books and records of the Bank shall be prime facie evidence of all amounts outstanding hereunder.

        This Note is the Note referred to in the Loan Agreement of even date herewith, between the Company and the Banks (such Loan Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Loan Agreement"), and evidences the Term Loan made by the Bank thereunder. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of the Term Loan prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement. The terms of the Loan Agreement are incorporated herein by reference.

        The undersigned hereby waives presentment for payment, demand, notice of nonpayment or dishonor and of protest and any notice required by law relative hereto, except to the extent as otherwise expressly provided for in the Loan Agreement.

        In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorney's fees, actually incurred, and all other costs and expenses of collection. Time is of the essence.

         This Note shall be governed by and construed in accordance with the laws of the State of North Carolina and the applicable laws of the United States of America.



                                     GOODMARK FOODS, INC.

                                     By:     /s/ Paul L. Brunswick
                                            ----------------------------
                                     Title:  Vice President CFO
                                            ----------------------------
                                     Date:   11/21/95
                                            ----------------------------

                                PROMISSORY NOTE


$3,000,000                                          November 21, 1995


         FOR VALUE RECEIVED, the undersigned, Goodmark Foods, Inc., a North Carolina corporation (the "Company"), hereby promises to pay to the order of Wachovia Bank of North Carolina, N.A., the ("Bank"), at its principal office, in lawful money of the United States of America and in immediately available funds, the principal amount of Three Million Dollars ($3,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Bank to the Company under the Loan Agreement referred to below, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

         The books and records of the Bank shall be prime facie evidence of all amounts outstanding hereunder.

         This Note is the Note referred to in the Loan Agreement of even date herewith, between the Company and the Banks (such Loan Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "Loan Agreement"), and evidences the Term Loan made by the Bank thereunder. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of the Term Loan prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement. The terms of the Loan Agreement are incorporated herein by reference.

         The undersigned hereby waives presentment for payment, demand, notice of nonpayment or dishonor and of protest and any notice required by law relative hereto, except to the extent as otherwise expressly provided for in the Loan Agreement.

         In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorney's fees, actually incurred, and all other costs and expenses of collection. Time is of the essence.

         This Note shall be governed by and construed in accordance with the laws of the State of North Carolina and the applicable laws of the United States of America.



                                    GOODMARK FOODS, INC.


                                    By:      /s/ Paul L. Brunswick
                                           ---------------------------
                                    Title:   Vice President CFO
                                           ---------------------------
                                    Date:    11/21/95
                                           ---------------------------





                                       -2-